UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No. 1)


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[ ] DEFINITIVE INFORMATION STATEMENT


                               ACTIVEWORLDS CORP.
                               ------------------
        (Exact name of registrant as specified in its corporate charter)
                         Commission File No. 001-15819


                DELAWARE                         13-3883101
                --------                         ----------
        (State of Incorporation)       (IRS Employer Identification No.)


                           40 Wall Street, 58th Floor
                               New York, NY 10005
                               ------------------
                    (Address of principal executive offices)

                                 (212) 509-1700
                                 --------------
                           (Issuer's telephone number)

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                                       ii

                               ACTIVEWORLDS CORP.
                               ------------------

                              INFORMATION STATEMENT

INTRODUCTION

         This Information Statement is being delivered on or about _______ ____, 2005 to the holders of shares of common stock, par value $0.001 per share (the "Common Stock"), of Activeworlds Corp. (the "Company"), a Delaware corporation as of the record date of December 30, 2004 (the "Record Date"). You are receiving this Information Statement because the holders of a majority of the outstanding shares of the Company's Common Stock have executed a written consent on ______ ___, 2005 to take the following action without a meeting:

     o approved the issuance of shares of the Company's Common Stock as merger consideration;
     o approved a private offering of the Company's Common Stock and warrants to purchase Common Stock;
     o   appointed new members to the board of directors of the Company;
     o approved the amendment of our Certificate of Incorporation (the "Certificate") to change the name of the Company and to increase the authorized shares of Common Stock of the Company;
     o   to increase the authorized shares of Common Stock of the Company; and
     o to add certain corporate governance provisions described under "Conditions to Closing."

         Each of the items listed above was taken in order to facilitate a pending merger transaction involving the Company and Hi-G-Tek, Ltd ("Hi-G"), an Israeli corporation. As previously publicly disclosed, on September 9, 2004, we entered into a letter of intent to acquire Hi-G in a transaction expected to be treated as a reverse acquisition (the "Merger") resulting in the stockholders' of Hi-G obtaining control of the Company.

         On December 13, 2004, the Company and Hi-G (together with certain subsidiaries of each party) signed an Agreement and Plan of Merger (the "Agreement") under which our newly-formed wholly-owned subsidiary will merge with and into a subsidiary of Hi-G (the "Hi-G Subsidiary"), in exchange for 24,683,303 shares of our restricted common stock ("Common Stock"). Under Israeli law Hi-G is required to give 71-days' notice to its stockholders, and, as such, the Merger is anticipated to close on February 25, 2005. The closing is subject to customary and other closing conditions, amendment of our Certificate, and completion of a financing, all described below.

         As part of the Merger, our name will change to Hi-G-Tek, Inc. and, although our current sole director will remain a member of our board of directors, four new directors will be appointed to our board.

         On September 20, 2004, the board of directors of the Company approved and/or recommended that stockholders approve the following:

     o increasing the authorized shares of Common Stock of the Company from 50,000,000 shares to 100,000,000 shares;
     o issuing 5,790,017 shares of Common Stock and warrants to purchase 2,895,009 shares of Common Stock in a private offering;
     o issuing 43,183,880 shares of Common Stock to the stockholders of Hi-G in connection with the Merger;
     o   changing the name of the Company to Hi-G-Tech, Inc.; and
     o appointing Micha Auerbach, Joseph Shekel, Reuven Behar, Ron Levkovitch, and Sean Deson to our board of directors effective upon the closing of the Merger (the "Closing").

         As a result of continuing negotiations between the parties, on December 10, 2004 the Company's board of directors approved (i) the reduction of the number of shares of Common Stock to be issued to the stockholders of Hi-G in connection with the Merger to 24,683,303 shares; and (ii) the increase of the number of shares of Common Stock and warrants to purchase Common Stock in the private offering to 5,856,263 and 2,928,135, respectively.

         On February ___, 2005, three stockholders who own a majority of our outstanding Common Stock, determined as of the Record Date (2,673,143 shares of the 5,317,116 outstanding shares), executed a written consent approving the actions set forth above. Each of these items is more fully described below. A copy of the consent is annexed as Exhibit F to this Information Statement.

YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DESCRIPTION OF THE MERGER

         The Company is a Delaware corporation organized on September 5, 1995. Beginning in 1999, through our wholly-owned subsidiary Activeworlds, Inc., we operated the business of providing Internet software products and services that enabled the delivery of three-dimensional content over the Internet. We operated this business until September 11, 2002 when we sold the subsidiary to our then current management. Following the sale, we became inactive.

          Hi-G, an Israeli corporation, has developed proprietary active two-way radio frequency identification ("RFID") technology used in remote wireless monitoring which is useful for a variety of homeland defense and other security and remote management applications. By giving tags, seals, locks and sensors full two-way wireless communication capability, Hi-G's products provide users with real time monitoring and detection capability. Applications for Hi-G's technology include hazmat, fuel and fluid tanker protection, locking systems, cargo and container protection and monitoring sites and assets. See "Description of Business" beginning at page ___ of this Information Statement.

          Under the Merger, we will issue Hi-G's stockholders 24,683,303 shares of our outstanding Common Stock. Hi-G will also convert existing Hi-G options and warrants into options and warrants to purchase an aggregate of 3,203,669 shares of our Common Stock. Additionally, in connection with the Merger, we are paying a finder's fee of 409,009 shares of Common Stock to an unaffiliated third party who introduced Hi-G to the Company. We are also paying a fee consisting of 1,431,531 shares of Common Stock and warrants to purchase 1,431,531 shares of Common Stock exercisable at $1.00 per share to Baytree Capital Associates, LLC ("Baytree"), which is an our principal stockholder, for structuring and negotiating the Merger and acting as a finder. See "Principal Stockholders" and "Related Party Transactions."

          The current outstanding 5,317,116 shares of Common Stock will not be affected by the Merger. As a result of the Merger, control of the Company will change, with the current stockholders of Hi-G owning approximately 65.47% of the Company's outstanding Common Stock following the Merger, which does not give effect to the converted Hi-G options and warrants or our currently outstanding options and warrants. As part of the Merger, we are required to have no less than $3,450,000 of cash at closing including $3,150,000, which we intend to raise in the private offering described in this Information Statement. In connection with the Merger, our name will change to Hi-G-Tek, Inc. In addition new officers and directors will be appointed. For more information about our new officers and directors, see "Executive Officers and Directors" below.

          Closing is also subject to each party's satisfactory completion of due diligence, regulatory approval including approval by Israeli tax authorities and other customary closing conditions. As described above, there is a 71-day waiting period in Israel, which expires February 24, 2005. In addition, Closing cannot occur until at least 20 days after the mailing of this Information Statement. Pursuant to the Agreement, the Merger must close by February 28, 2005, unless extended by mutual agreement.

         In its capacity as the sole stockholder of our subsidiary, our board of directors approved the Merger. Holders of a majority of our outstanding shares of Common Stock have approved the issuance of 24,683,303 shares of Common Stock as Merger consideration. Under Delaware General Corporation Law no approval of the Merger is required and, as such, holders of our Common Stock are not entitled to appraisal or dissenters' rights with respect to the Merger. Furthermore, such stockholders do not have rights with respect to any other action set forth in this Information Statement.

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

PRIVATE PLACEMENT

         We expect to raise the additional capital required by the Agreement through a private offering of seven units consisting of our Common Stock and warrants. Each unit will be offered at $450,000 and consist of 836,609 shares of Common Stock and 418,305 five-year warrants to purchase shares of our Common Stock exercisable at $3.00 per share. The Agreement provides registration rights for the investors if the Company files a registration statement for the public sale of Common Stock by selling stockholders. Without providing any value to the warrants, the effective price per share of Common Stock is $0.54. As a result of this offering, we will issue 5,856,263 shares of Common Stock and 2,928,135 warrants in total. The net proceeds of $3,150,000 from the offering will be held in escrow pending the closing of the Merger. If the Merger does not close, the entire proceeds of the offering will be returned to the respective investors without interest. Activeworlds currently has approximately $350,000 in its bank account. We have allocated $50,000 of that for expenses connected to the transaction.

CONDITIONS TO CLOSING

            In addition to customary closing conditions and the Company having the required $3,450,000 in cash, the Agreement contains a number of provisions, which are designed to protect the Company's investors. These key provisions include:

     o The Company shall amend its Certificate in order to establish an executive committee of its board of directors (the "Executive Committee") consisting of at least two persons, one of whom shall be a designee of Baytree LLC. The Executive Committee shall have the exclusive authority to appoint the Company's chief executive officer, chief financial officer, and chief marketing officer and the president of AWLD, Inc. ("AWLD"), a Delaware corporation that is a wholly-owned subsidiary of the Company. Baytree LLC is a limited liability company created for the sole purpose of acting as a party to the Agreement and enforcing various provisions. See "Related Party Transactions";
     o AWLD shall have an exclusive North American license to all of the intellectual property, including patents and patent applications, owned by Hi-G;
     o Each officer, director and 10% stockholder of Hi-G (following the Merger) shall sign a lock-up letter agreeing not to sell the Company's Common Stock for a period of 18 months following the closing;
     o A $50,000 loan payable by Hi-G to its president, Mr. Micha Auerbach, shall be extended for two years following the closing and be made convertible into the Company's Common Stock at $1.00 per share;
     o Mr. Reuven Behar, a prominent Israeli lawyer who is on the board of directors of Hi-G and whose firms acts as Hi-G's counsel, must agree to serve on the Company's board of directors for at least one year following the closing;
     o The financial statements of Hi-G for the year ended December 31, 2003 (to be audited) and the nine month period ended September 30, 2004 (to be reviewed), shall not be materially different from those financial statements previously provided by Hi-G to the Company; and

     o Hi-G shall not, without the Company's written consent, hire any new officers or employees who are expected to be officers of the Company following the closing.

 COVENANTS FOLLOWING CLOSING

            In addition to the above, the Company negotiated a series of post-closing covenants designed to protect the Company's investors or selected investors. These covenants include:

     o Providing what is commonly known as piggyback rights, which means if the Company files a Registration Statement covering the public sale of its securities for the account of selling stockholders, it shall include in such Registration Statement (i) the Common Stock and shares issuable upon exercise of the warrants issued in the private placement,
         (ii) the Common Stock and shares issuable upon exercise of the warrants issued to Baytree; and (iii) the Common Stock issued to the finder;
     o The Company will continue to comply with all the provisions applicable to it under the Securities Exchange Act of 1934;
     o Until such time as the Company lists a class of its securities on the New York or American Stock Exchange, it shall comply with all the provisions of the Sarbanes-Oxley Act of 2002 as if its Common Stock were listed on The Nasdaq Stock Market. Currently and following the Merger, the Common Stock shall trade on the Over-the-Counter Bulletin Board;
     o By April 30, 2005, the Company shall prepare a professional marketing plan approved by its board of directors. In addition, by April 30, 2005, the Company shall hire a full-time vice president of marketing with substantial experience in marketing products useful to national and international security;
     o For five years following the closing date Baytree shall have a right to appoint one person to the Company's board of directors who shall be a member of the Executive Committee and Audit Committee;
     o The Company shall appoint one public relations and investor relations firm reasonably satisfactory to Baytree for a period of three years following the Closing;
     o For a period of two years following the Closing, none of the Company's officers shall serve on the Compensation and Audit Committees of its board of directors; and
     o At all times the Company and its subsidiaries, including Hi-G, shall comply with the United States Foreign Corrupt Practices Act.

AMENDMENT OF CERTIFICATE OF INCORPORATION

         Stockholders of the Company owning a majority of its outstanding Common Stock signed a written consent to amend the Company's Certificate.

         Three changes to the Certificate were approved. First, the name of the Company will change from Activeworlds Corporation to Hi-G-Tek, Inc. Second, the number of authorized shares of Common Stock, $0.001 par value per share, of the Company will increase from 50,000,000 shares to 100,000,000 shares. The amendment increasing the authorized shares of Common Stock will give the Company the flexibility and ability to issue additional shares of Common Stock for other future corporate purposes. Finally, the Certificate created an Executive Committee with the exclusive authority described in the first bullet under "Conditions to Closing."

EFFECTIVE DATE OF AMENDMENT

         The amendment to the Certificate of the Company will not become effective until at least 20 days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period and compliance with other closing conditions, we intend to file the amendment to the Company's Certificate with the Delaware Secretary of State. The name change and the increase in our authorized shares of Common Stock will thus become effective at the time the Secretary of State of Delaware accepts such filing.

FORWARD-LOOKING STATEMENTS

         This Information Statement contains forward-looking statements relating to, among other things, our closing the private placement and the merger, the commercialization of Hi-G's active RFID products, the adequacy of Hi-G's working capital and its need for further financing. In addition to these statements, words such as "seek," "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions are forward looking statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements due to factors, which we discuss in the "Risk Factors" section, which follows.

RISK FACTORS

RISKS RELATED TO HI-G'S BUSINESS
--------------------------------

HI-G'S ACTIVE RFID PRODUCTS ARE IN THE COMMERCIAL PILOT STAGE, AND FUTURE COMMERCIALIZATION MAY NOT BE SUFFICIENT TO SUPPORT A PROFITABLE BUSINESS VENTURE.

         Hi-G has sold its active RFID products on a commercial pilot or beta-testing basis and has not yet had mass quantity orders for any of its active RFID products. Even if its commercial pilot or beta-testing activities are successful, there can be no assurances that it will be able to establish facilities and relationships for the manufacturing, distribution and sale of its active RFID products or that such products will achieve market acceptance or be sold in sufficient quantities and at prices necessary to make them commercially successful. If Hi-G is not able to commercially market its active RFID products, we may have to raise or borrow additional funds to sustain our operations. There can be no assurances that we will be able to raise such financing, or whether the terms will be commercially reasonable. Hi-G cannot provide any assurances that its products or technologies will be successfully commercialized, or competitively marketed.

IF THE COMPANY CANNOT MANAGE ITS GROWTH EFFECTIVELY, IT MAY INCUR SUBSTANTIAL LOSSES.

         Hi-G's objective is to achieve substantial growth, although there can be no assurances of that. Businesses, which grow rapidly often, have difficulty managing their growth. Hi-G will have to recruit and employ experienced executives and key employees capable of providing necessary support. The Company cannot assure you that Hi-G's management will be able to manage growth effectively or successfully. Its failure to meet these challenges could cause us to incur substantial losses.

HI-G DEPENDS UPON THE DEVELOPMENT OF NEW PRODUCTS AND ENHANCEMENTS TO ITS EXISTING PRODUCTS. IF IT FAILS TO PREDICT AND RESPOND TO EMERGING TECHNOLOGICAL TRENDS AND ITS CUSTOMERS' CHANGING NEEDS OR IF IT IS UNABLE TO REDUCE FUTURE MANUFACTURING COSTS OVER TIME AS PRESENTLY ANTICIPATED, THERE COULD BE A MATERIAL ADVERSE EFFECT ON THE COMPANY'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

         Research and development in the active RFID markets, which its products are targeted to, is complex and filled with uncertainty. It is common for research and development projects to encounter delays due to unforeseen problems, resulting in low initial volume production and sales, fewer product features than originally considered desirable, and higher production costs than initially budgeted, any of which may result in lost market opportunities. In addition, the markets to which Hi-G is targeting its products may fail to achieve significant growth and customers may fail to adopt Hi-G's products and technologies. Further technology standards, which may be adopted in the future, could be substantially different than those on which Hi-G 's products are based.

HI-G RELIES UPON ITS INTELLECTUAL PROPERTY RIGHTS AND PROTECTING THOSE RIGHTS COULD BE EXTREMELY EXPENSIVE AND MAY NOT BE SUCCESSFUL.

         Hi-G's intellectual property is critical to its business. Hi-G currently holds 21 patents and patents pending and also relies on trade secrets as well as other intellectual property laws and confidentiality procedures and non-disclosure contractual provisions to protect its intellectual property. Hi-G's existing patents, and those that may be issued to it in the future, may be challenged, invalidated, or circumvented, and the rights granted thereunder may not provide proprietary protection or competitive advantages against competitors with similar technology. Furthermore, Hi-G's competitors may independently develop and commercialize similar technologies or duplicate any technology developed by Hi-G. To prevent substantial unauthorized use of Hi-G's intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of Hi-G's proprietary rights against third parties. Prosecuting or defending intellectual property claims is extremely expensive and can divert management's attention from Hi-G's operations. If Hi-G becomes liable to third parties for infringing the rights of others, it could be required to pay substantial monetary damages, or other awards, and to develop non-infringing technology, obtain a license or cease selling the products or services that use or contain the infringing intellectual property. Hi-G may be unable to develop non-infringing products or services or obtain a license on commercially reasonably terms, or at all.

FLUCTUATIONS IN THE VALUE OF FOREIGN CURRENCIES COULD RESULT IN INCREASED PRODUCT COSTS AND OPERATING EXPENSES.

         Although Hi-G's principal operations are located in Israel, Hi-G expects that much of its future revenues will be generated from sales in the United States and other countries. In addition, because many of its contracts may require payment in currencies other than the shekel (i.e., the currency of Israel), with which Hi-G uses to pay its employees and other expenses, Hi-G and the Company may be exposed to the risk of fluctuations in the value of applicable currencies. Hi-G and the Company cannot predict the effect of exchange rate fluctuations on its future operating results. The Company's financial statements are and will be translated and denominated in U.S. dollars. We will also be subject to foreign currency transaction risk when Hi-G's sales, manufacturing, service and other contracts are in U.S. dollars or other currencies than the Israeli shekel or other currency where Hi-G incurs its expenses or earns fees related to such contracts. Accordingly, changes in the exchange rate between the shekel or other foreign currencies and the U.S. dollar could materially affect the translation of our financial results into U.S. dollars for purposes of reporting our consolidated financial results.

BECAUSE HI-G IS SIGNIFICANTLY SMALLER AND LESS ESTABLISHED THAN SOME OF ITS COMPETITORS, HI-G MAY LACK THE FINANCIAL RESOURCES NECESSARY TO COMPETE EFFECTIVELY AND SUSTAIN PROFITABILITY.

         Hi-G operates in competitive, fragmented markets and industries, and competes for customers with a variety of larger and smaller companies that offer similar products and services. Although Hi-G primarily competes directly with firms who offer similar products, it also competes, directly and indirectly, with a number of other companies, which provide and install large security systems as a single contractor. Many of these competitors are more established, offer more products, services, and features, have a greater number of customers, a larger scope of their product line, more locations, and employees, and also have significantly greater financial, managerial, technical, marketing, public relations, brand or name recognition, and other resources, than Hi-G.

         Hi-G expects to experience increased competition from new entrants into the market. It may be unable to compete with large multi-product security or enterprise mobility companies, including the security divisions of large international firms or large information technology providers. This increased competition may result in pricing pressures, loss of current or prospective market share, or loss of customers or potential customers, any of which could have an adverse effect on our business, financial condition, operating results and cash flows.

DEFECTS IN THE SOFTWARE INTEGRATED INTO HI-G'S PRODUCTS COULD DIMINISH DEMAND FOR HI-G'S PRODUCTS AND EXPOSE IT TO COSTLY LIABILITY THAT WOULD ADVERSELY AFFECT ITS OPERATING RESULTS.

         Hi-G's proprietary and other technologies utilize software, which is in some cases highly complex. Complex software may contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Although Hi-G and its vendors and suppliers conduct testing, they may not discover software certain errors or defects that affect Hi-G's current or new products, or enhancements, until after they are sold or licensed to customers and end-users. Thus, any errors or defects that may be discovered could result in (i) loss of revenues, (ii) product returns or order cancellations, (iii) delay in market acceptance of Hi-G's products, (iv) diversion of Hi-G's research and development resources, (v) distraction of its management, (vi) damage to its customer relationships and its reputation, (vii) increased service, repair, and warranty costs, and (viii) costly litigation defense or judgments against it.

THE LOSS OF ONE OR MORE MEMBERS OF MANAGEMENT OR KEY PERSONNEL COULD ADVERSELY AFFECT HI-G'S OPERATIONS AND COULD LEAD TO THE LOSS OF VALUABLE CONFIDENTIAL AND PROPRIETARY INFORMATION, OR PROPRIETARY TECHNOLOGIES.

         Hi-G is highly dependent upon the skills, experience, and expertise, of its management team and other key personnel particularly Mr. Micha Auerbach, its president. If any member of Hi-G's management or key personnel were to leave, its business, results of operations, and profitability could suffer.

RISKS RELATING TO HI-G'S LOCATION IN ISRAEL
-------------------------------------------

CONDITIONS IN ISRAEL AFFECT OUR OPERATIONS AND MAY LIMIT OUR ABILITY TO PRODUCE AND SELL OUR PRODUCT, WHICH COULD DECREASE OUR REVENUES.

         Hi-G's principal offices, manufacturing facilities and research and development facilities are located in Israel. Political, economic and military conditions in Israel directly affect its operations with increased risk of armed conflict, political instability or violence. Furthermore, several countries still restrict trade with Israeli companies, which may limit Hi-G's ability to make sales in those countries. These risks and restrictions may have an adverse impact on Hi-G's operating results, financial condition or the expansion of Hi-G's business.

HI-G'S OPERATIONS COULD BE DISRUPTED AS A RESULT OF THE OBLIGATION OF KEY PERSONNEL IN ISRAEL TO PERFORM MILITARY SERVICE.

         Generally, all male adult citizens and permanent residents of Israel under the age of 45 are obligated to perform up to 36 days of military reserve duty annually. Additionally, all Israeli residents of this age are subject to being called to active duty at any time under emergency circumstances. Many of Hi-G's officers and employees are currently obligated to perform annual reserve duty. Hi-G's operations could be disrupted by the absence for a significant period of one or more of its officers or employees due to military service. Any disruption to Hi-G's operations could materially adversely affect the development of Hi-G's business and its financial condition.

IT MAY BE DIFFICULT TO ENFORCE A U.S. JUDGMENT AGAINST HI-G, ITS OFFICERS AND DIRECTORS OR TO ASSERT U.S. SECURITIES LAWS CLAIMS IN ISRAEL OR SERVE PROCESS ON ITS OFFICERS AND DIRECTORS.

         Hi-G's principal facilities are located in Israel. All of its executive officers and all but one of the directors are not residents of the United

States, and the majority of its assets and the assets of these persons are located outside the United States. Therefore, it may be difficult for an investor, or any other person or entity, to enforce a U.S. court judgment based upon the civil liability provisions of the U.S. federal securities laws in an Israeli court against us or any of these persons or to effect service of process upon these persons in the United States. Additionally, it may be difficult for an investor, or any other person or entity, to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Israeli law will also govern certain matters of procedure. There is little binding case law in Israel addressing the matters described above.

UNDER CURRENT ISRAELI LAW, HI-G MAY NOT BE ABLE TO ENFORCE COVENANTS NOT TO COMPETE AND THEREFORE MAY BE UNABLE TO PREVENT COMPETITION FROM BENEFITING FROM THE EXPERTISE OF SOME OF ITS FORMER EMPLOYEES.

         Hi-G currently has non-competition agreements with all of its employees. These agreements prohibit its employees, if they cease working for Hi-G, from directly competing with it or working for its competitors. Recently, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer, which have been recognized by the courts, such as the secrecy of a company's confidential commercial information or its intellectual property. If Hi-G cannot demonstrate that harm would be caused to it, it may be unable to prevent its competitors from benefiting from the expertise of its former employees.

RISKS RELATING TO OUR COMMON STOCK AND WARRANTS

         THE COMPANY MAY ISSUE PREFERRED STOCK WITHOUT THE APPROVAL OF ITS STOCKHOLDERS WITH FEATURES, WHICH COULD MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE THE COMPANY AND COULD DEPRESS ITS COMMON STOCK PRICE.

         In the future, the Company's board of directors may issue one or more series of preferred stock that has more than one vote per share without a vote of the Company's stockholders. This can prevent a third party from acquiring us even when it is in our stockholders' best interests and reduce the price of our Common Stock and warrants.

BECAUSE THE COMPANY'S COMMON STOCK AND WARRANTS WILL NOT BE LISTED ON A STOCK EXCHANGE OR NASDAQ, INVESTORS MAY BE UNABLE TO RESELL THEM.

         The Company's Common Stock and warrants trade on the Over-the-Counter Bulletin Board. The Bulletin Board is not liquid and trading is limited. This may hinder an investor's ability to sell Common Stock or warrants. Accordingly, investors must be able to bear the financial risk of losing their entire investment.

SINCE THE COMPANY'S COMMON STOCK AND WARRANTS ARE SUBJECT TO THE PENNY STOCK RULES, INVESTORS MAY EXPERIENCE SUBSTANTIAL DIFFICULTY IN SELLING THEIR SECURITIES.

         The SEC has established penny stock rules, which restrict the ability of brokers to solicit the sale of certain securities of companies whose assets, revenues, and/or stock prices fall below minimal thresholds. Since the Company is subject to these rules, the Common Stock and warrants are each deemed a "penny stock." The penny stock rules limit the ability of a broker to solicit purchasers, which reduces liquidity. They also generally require a broker to deliver a standardized risk disclosure document prior to a transaction in a penny stock. The broker must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. These additional requirements may hinder investor's ability to sell their Common Stock or warrants.

THE PRICE OF THE COMPANY'S COMMON STOCK AND WARRANTS HAS BEEN AND MAY CONTINUE TO BE HIGHLY VOLATILE, AND INVESTORS MAY NOT BE ABLE TO SELL THE COMMON STOCK OR WARRANTS AT OR ABOVE MARKET PRICES.

         The market price for the Company's Common Stock and warrants has been highly volatile at times. As long as the future market for the Common Stock and warrants is limited, investors who purchase the Common Stock and warrants may only be able to sell them at a loss. Factors that could cause the price of the Common Stock and warrants to be volatile may include, among other things (i) limited liquidity of the market, (ii) the Company's results of operations, (iii) limited demand for the products of Hi-G, (iv) market perception of the Company,
(v) additions or departures of key personnel, and (vi) sales of the Common Stock and warrants.

THE PUBLICLY-TRADED WARRANTS MAY NOT BE EXERCISED UNLESS A CURRENT REGISTRATION STATEMENT IS IN EFFECT.

         We have publicly-traded warrants issued in 2000 which expire on May 1, 2005. Each warrant permits the holder to purchase one share of Common Stock at $4.68 per share. In order to exercise the warrants, we are required to have in effect a current registration statement, which will contain historical audited financial statements of Hi-G and other information relating to it. Because we do not expect to have Hi-G's audited 2004 financial statements until late March, we expect that there will be a further delay before we file and the Securities Exchange Commission declares effective an amended registration statement.

DESCRIPTION OF BUSINESS

INTRODUCTION

Hi-G is a developer of active two-way RFID technology and devices designed to be used for homeland defense monitoring and commercial improved security and management applications and incorporated wirelessly monitored electronic tags, seals and locks. Hi-G's product technology includes securing cargo and containers in transport, making locking systems responsive, protecting hazardous materials, valuable fluids and bulk and monitoring sites and assets. Although

Hi-G's primary focus is on its active RFID products, to date substantially all of Hi-G's revenues have derived from the sale of electronic seals to Canberra Aquila Inc. ("Aquila"), microelectronic hybrid circuits to Ricor Croyogenic and vacuum systems ("Ricor") and laser targets to Beamhit of the MPRI Group, an L3 company ("Beamhit"). For the nine months ended September 30, 2004 and the year ended December 31, 2003, $80,000 and $150,000, respectively, of revenues came from Hi-G's active RFID products. During the fourth quarter of 2004, Hi-G recognized approximately $170,000 of additional revenue from its active RFID products.

ACTIVE RFID PRODUCTS

         Hi-G is a developer of active two-way RFID technology and devices designed to be used for commercial and homeland defense monitoring applications and incorporating electronic tags, seals and locks. Hi-G's innovations make the lock or seal a responsive part of the security system by giving it active wireless monitoring characteristics. While compact in size, Hi-G's long lasting battery operated locks, seals and tag products hide their powerful features which include a built-in transmitter and receiver unit, real-time clock, processor, battery, memory and sensing circuitry for sealing and locking verification. Applications for Hi-G's product technology include securing cargo and containers in transport, making locking systems responsive, protecting hazardous materials, valuable fluids and bulk and monitoring sites and assets.

         Hi-G's lock and seals are embedded with smart electronics which record and transmit to proprietary data readers, in indoor and outdoor environments, any attempt at move, open, bypass or tamper with them. Such responsiveness is particularly effective in large area storage places with low-scale security coverage. All the locks in such an areas, connected to a network wirelessly, provide greatly enhanced protection and immediate alert the data reader of any problem or anomaly. Full two-way data communication capability allows multiple locks to be monitored simultaneously, making it ideal for tracking cargo in transit and protecting static or moveable assets.

         In low frequency short-range mode, end devices log and communicate data through a Hi-G Handheld Data Terminal and can be armed and inspected by a Hi-G MicroReader. In high frequency long-range mode, Hi-G-Seal Lock has full read/write capabilities at distances of several hundred meters - allowing the system to register the status of seal / locks, whether they are on the move or stationary.

         To date, Hi-G has had limited sales on a commercial pilot basis. See "Managements Discussion and Analysis or Plan of Operation." Its active RFID and other security products are described below.

         End Devices: Hi-G designs and manufactures a wide range of locks, seals and tags that incorporate encrypted multi-strand wire and embedded sensors to alert for any attempt at moving, opening, bypassing or tampering. Upon the occurrence of any such event, the end device both records the event in its own memory and utilizes its two-way read/write data communications capability to communicate the event to base stations over a distance of several hundred meters. Specific end devices currently being sold by Hi-G, include: padlocks, single use container seals, reusable container seals, reusable electronic tags and disposable electronic seal for open loop applications. Locks are manufactured in cooperation with Mul-T-Lock, a world leader in locking solutions.

         Readers/Terminals: Hi-G designs and manufacturers a variety of data readers/terminals which allow the wireless real time monitoring of end devices. These units undertake automatic data collection, processing of tagged items and reading the sensors that protect each asset. They also undertake real-time monitoring and report continuously to remote control centers via integrated standard communication channels such as radio, cellular and satellite. Specific devices currently being sold by Hi-G, include: handheld terminals, indoor and outdoor readers and readers incorporating GPS and GPRS features.

         Application Software: Hi-G's product suite includes custom developed software tools which are manage the data collection and operation of the security system implemented, assist in the data collection process and easily integrate with a customer's existing management software.

         Accessories: Complementing the Hi-G system are accessories for end devices such as sealing wire, connectors, mounting fixtures and cradles all designed to ensure the greatest possible adaptability to every application.

APPLICATIONS

         Hazard Material Transportation: Hi-G has a unique and patented solution to the threat of theft or terrorism of hazardous dry and liquid materials from tanker trucks which can be fitted on to existing truck fleets by owners. Hi-G's system consists of inexpensive, battery operated reliable and easily applied electro-mechanical locking devices on all tank truck outlets coupled with an on-board Tracking Reader using GPS and GPRS or other communications means (such as radio and satellite) to send real time reports to a remote control center. Such reports contain details about the location of the tanker truck and every incidence of opening and closing each of its outlets.

         Cargo Container Protection: Hi-G's cargo container protection application employs advanced electronic seals, combining robust mechanical parts with sophisticated sensors, deliver a highly cost-effective solution for the monitoring of cargo containers in real time, both in transit and storage, from dispatch to final delivery. Hi-G's DataSeal products contain a proprietary sealing wire will broadcast an alert to data readers and record any attempt at opening, bypassing, shielding or tampering with the seal. Hi-G-DataSeal is available in both disposable and reusable versions, to meet varied requirements. Fitted to any cargo container or facility at modest cost, Hi-G-DataSeal has an enormous security advantage over the conventional mechanical seal that it replaces. Utilizing Hi-G's DataReader to interrogate DataSeals at long range, containers are continuously `connected' to the security network. This tracking and sealing verification process is undertaken at every potential data collection point: at exit/entry gates, transit stations, storage areas and more, ensuring maximum security even at times of high-density cargo traffic.

         Site/Assets Monitoring: Hi-G's asset tracking system is designed to be used to upgrade areas currently protected with low levels of security or just by fencing - such as storage areas, offices, military camps and parking lots. Hi-G's site and asset monitoring applications all owners to install wireless monitoring at modest cost and effectively protect and manage assets within their site connecting both indoor storage areas and outdoor facilities in one integrated system. Hi-G's products allow for great flexibility in applications. Utilizing a Hi-G-DataTag attached to each moveable or stationary asset, it provides automatic tracking, monitoring, data collection and immediate alerts for irregular situations, while Hi-G's locking systems can be used to secure movable assets of any kind such as weapons and to lock storage compartments. Every object that needs protection is managed via a centralized computer system that confirms its location and security status. If it is typically moved around within a facility, its movements can be tracked. Any attempt to take it outside its defined area will be detected and immediately reported. DataReaders located at all exits or in specific locations will prevent the unauthorized removal of any assets from the facility.

CUSTOMERS

Hi-G has long-term business relationships with a few customers in the field of microelectronic development and production. The three main customers for the last five years are:

     o Ricor of Israel, for which Hi-G designed and produces cryogenic devices integrated into night-vision systems worldwide,

     o Aquila Canberra of the United States, for which Hi-G designed and produces a special seal sold to the International Atomic Energy Agency for nuclear material management,

     o Beamhit of the United States, an L3 Communication company for which Hi-G developed and produces several wireless monitoring laser devices used in commercial, military and law enforcement training.

Following the 9/11 terror attack, Hi-G's active RFID technology and products were ready to be integrated into many security and safety related applications.

Hi-G teamed up with significant strategic United Stats and global partners to participate in global activities that were all spearheaded by the newly formed Department of Homeland Security. Hi-G partnered with TransCore to become an active member in Operation Safe Commerce. In parallel, participated in many trials, pilots, benchmarks, and other similar activities around the world, and also submitted its products for approval and certification for international standards and operational compliance.

In the beginning of 2004, some of the pilots matured into business opportunities, and the Company continued to participate in additional pilots. Hi-G also continued to team up with global companies leading in their own fields, including Mul-T-Lock (an Assa Abloy company) for locking solutions, Remington for ammunition and armament security, Qualcomm for fleet management and Hazmat protection, Motorola for site protection, Aquila Canberra for material management, Beamhit-L3 Communication for real-time commercial, military and law enforcement training.

INTELLECTUAL PROPERTY

         Hi-G currently holds 14 United States patents on its technology and has applied for an additional 7 United States patents.

SELECTED FINANCIAL DATA

                                      Year Ended             Nine-Months Ended
                                  December 31, 2003         September 30, 2004
The Company                       -----------------         ------------------
-----------

Revenues                                  --                         --

Net Income (Loss)                    $64,090(1)                $(94,320)

----------
(1) Gives effect to a $105,000 settlement of litigation.

Hi-G
----

Revenues                          $1,360,978                 $1,216,748

Gross Profit                         $24,738                   $184,598

Operating Expenses
  Research and Development          $692,092                   $821,941

  Selling and Marketing              $95,462                   $132,199

  General and Administrative        $472,866                   $401,016
                                    --------                   --------

Total Operating Expenses          $1,260,420                 $1,355,156

Operating Loss                   $(1,235,682)               $(1,170,558)

Financial Expenses                  $510,848                   $404,168

Net Loss                         $(1,746,530)               $(1,574,726)
                                 ===========

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following Management's Discussion and Analysis of Financial Conditions and Results of Operations contains forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

         The following discussion and analysis should be read in conjunction with the 2002 audited and the 2003 and nine month 2004 unaudited financial statements of Hi-G, which are annexed as Exhibit G to this Information Statement. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussions represent only the best present assessment of our management.

         Because the Company has been inactive for two years, this management's discussion relates to the operations and financial condition of Hi-G.

OVERVIEW

         Hi-G is an Israeli corporation organized in 1989. In 1996 Micha Auerbach and Canmont Investment Ltd. (now called MAHARBA Ltd.) acquired control of Hi-G. Since 1996, Hi-G has made substantial investment in developing technologies, which provide solutions for the independent marketing of wireless monitoring systems.

         Hi-G is a developer and manufacturer of wireless monitoring technologies and cost-effective, long lasting, battery-operated, tamper-proof Electronic Seals and RF Identification Tags and Locks. Fields of use of Company's products include cargo security and asset protection applications. Currently, Hi-G operates in Israel and markets its products mainly to customers in the United States and Israel.

         Substantially all of Hi-G's revenues have come from the sale of electronic seals to Aquila Canberra, Microelectronic hybrid circuits to Ricor and Laser targets to Beamhit. For the nine months ended September 30, 2004 and the year ended December 31, 2003, $80,000 and $150,000, respectively, of revenues came from Hi-G's active RFID products. During the fourth quarter of 2004, Hi-G recognized approximately $170,000 of additional revenue from its active RFID products.

CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, allowance for doubtful accounts, inventory allowances, warranty costs and contingencies. Actual results could differ materially from those estimates.

The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the condensed consolidated financial statements.

The allowance for doubtful accounts is provided for estimated credit losses at a level deemed appropriate to adequately provide for known and inherent risks related to such amounts. The allowance is based on reviews of loss, adjustments history, current economic conditions and other factors that deserve recognition in estimating potential losses. While Hi-G's management uses the best information available in making its determination, the ultimate recovery of recorded accounts receivable is also dependent upon future economic and other conditions that may be beyond Hi-G's management's control. If there were a deterioration of a major customer's credit worthiness, or if actual defaults were higher than what has been experienced historically, its estimates of the recoverability of amounts due could be overstated. Our future operating results could be adversely affected.

Inventories are stated at the lower of cost or market. Inventory purchases are typically based on estimated future demand. In the event of a sudden and significant decrease in demand for Hi-G's products, or if there were a higher occurrence of inventory obsolescence due to changing technology and customer requirements, Hi-G could be required to increase its inventory allowances. Our future gross margins could be adversely affected.

Hi-G generally provides a one to two years limited liability on its products and establishes the estimated costs of fulfilling these warranty obligations at the experience, or costs of servicing warranty claims were greater than expectations on which the warranty reserve time the related revenue is recorded. Historically, warranty costs have been insignificant. If Hi-G were to experience an increase in warranty claims compared to its historical claims, our future operating results could be adversely affected.

RESULTS OF OPERATIONS

The following discussion compares Hi-G's results of operations for the nine months ended September 30, 2004 and the year ended December 31, 2003. No financial information is available for the nine months ended September 30, 2003. All numbers are reflected in United States dollars, and the financial information is unaudited.

For the nine months ended September 30, 2004, Hi-G's revenues were $1,216,748 in contrast to $1,360,978 for the year ended December 31, 2003. Although revenues appear to have increased during the first nine months of 2004, it should be noted that revenues for the year ended December 31, 2002 were $1,778,521. Revenues for Hi-G's active RFID products were $200,000 in 2002, $150,000 in 2003 and $80,000 for the nine month period of 2004.

The gross profit for the nine months ended September 30, 2004 was $184,598 in contrast to $24,738 for fiscal 2003. Operating expenses have increased to $1,355,156 for the nine months ended September 30, 2004 in contrast to

$1,260,420 for fiscal 2003. The operating loss for the nine months ended September 30, 2004 was $1,170,558 in contrast to $1,235,682 for the entire year of 2003. The net financial expenses for the nine month period of 2004 were $404,168 in contrast to $510,848. The net financial expenses consist of, mainly, adjustments of the Israeli currency to U.S. dollars and accrued interest on shareholders' loans. Hi-G sustained a net loss of $1,574,726 for the nine months ended September 30, 2004 in contrast to a net loss for the entire year of 2003 of $1,746,530.

Hi-G-'s revenues during 2004 reflect its continuous attempts to penetrate the active RFID market. While most of the sales were of "legacy" products such as electronic fiber optic seals to Canberra Aquila Inc, microelectronic hybrid circuits to Ricor and laser targets to Beamhit, it sold new wireless monitoring kits and products to about 12 new customers and system integrators located in Canada, Japan, France, Kazachstan and the United States.

While the sales of the active RFID products were about 15% of 2004 revenue, it should be noted that customers such as Aquila and Beamhit are part of Hi-G's long-term plan to establish significant market for its wireless monitoring systems and products because they also include small quantities of the new products and reflect Hi-G's belief that its customers intend to order from Hi-G's new technology and products. For example, Hi-G is now selling to Aquila advanced fiber optic seals in limited quantities, and it received orders for the new wireless products in this field from the International Atomic Energy Agency. Additionally, it is negotiating new orders for the implementation of the wireless monitoring technology with Aquila's customers. The products were tested in high radiation environment with very promising results. In the case of Beamhit, Hi-G is in the process of implementing wireless monitoring tags in their training simulator shooting targets to allow real time wireless data collection from their targets (unlike the wired system that they have today) in field and indoor training facilities. Beamhit has already ordered pilot systems from Hi-G and tested them successfully. Hi-G expects new orders during 2005.

The market for active RFID is characterized with extensive pilots but is growing rapidly reflecting the fact that the market is ready to interface between the existing communication means such as radio, cellular and satellite communication and existing Enterprise Resource Planning software solutions. This means that the data collected in real time in the field can be transferred in real time to the headquarters for immediate use.

In parallel to the presented sales to customers, Hi-G-Tek completed in 2004 important pilot programs with few other potential customers. There can be no assurances that these pilot tests will produce material revenue in 2005.

LIQUIDITY AND CAPITAL RESOURCES

To date, Hi-G has financed its operations primarily through proceeds of issuance of equity securities, receipts on accounts of shares, loans from its stockholders, customers' advances and bank borrowings.

Net cash used in operating activities for the nine-month period, ended September 30, 2004, was $1,391,095. The major effects on operating cash flows for the period were net loss for that period for $1,574,726, This was partially offset by a decrease in inventories of $98,262, and expenses not in cash such as: amortization of deferred stock compensation of $88,443, amortization of beneficial conversion feature related to issuance of convertible debentures of $84,959, and amortization of compensation related to issuance of warrants to holders of convertible debentures of $84,959.

Net cash used in investing activities for the nine months ended September 30, 2004 was $66,012 for the purchase of property and equipment.

Net cash provided by financing activities for the nine months ended September 30, 2004 was $1,761,218. Net cash provided by financing activities consisted of $1,653,002 from the sale of common stock, partially offset by a decrease in bank credit.

Hi-G is dependant upon closing the Merger and receiving the proceeds of the private placement we plan to conduct through which we expect to raise $3,150,000. This sum is a condition of closing of the Merger. At September 30, 2004 Hi-G had approximately $396,000 of cash and its current liabilities of approximately $1,598,000 exceeded its current assets of $1,082,000, and it had an accumulated deficit of $15,653,041 at September 30, 2004. Because Hi-G expects that it will experience a substantial increase in its current liabilities by the closing of the Merger, on January __, 2005 Hi-G entered into bridge loans in the principal amount of $250,000 (the "Loan"). The Loan bears interest at the rate of 9% per year and is due and payable no later than 30 days following the closing of the Merger. In the event the Merger does not close on or before June 30, 2005, the Loan automatically converts into ordinary shares of Hi-G. Accordingly, while Hi-G has represented it will have sufficient working capital following the Merger for at least 12 months, it is possible it may raise additional equity capital sooner in an attempt to expand its marketing and gain market share.

DIRECTORS AND EXECUTIVE OFFICERS

Prior to the Merger, we have only one officer and director.

NAME             AGE      POSITION(S)
----             ---      -----------
Sean Deson       41       President, Chief Financial Officer, Treasurer,
                          Secretary and Director

         Mr. Deson has been a director since December 1999. See "Principal Stockholders." Since January 2000, Mr. Deson has been the Managing Partner of Deson Ventures, LLC, and Managing Director of Deson & Co., Inc. both finance and investment firms principally focused on high technology companies. Additionally, since November 2002, Mr. Deson has been the Managing Member of Treeline Management, LLC, also a finance and investment firm principally focused on high technology companies. From 1990 to 2000, Mr. Deson was employed by Donaldson, Lufkin & Jenrette as an Investment Banker. His last position was as Senior Vice President of the Internet Investment Banking Group. Mr. Deson has been a director of Technology Flavors and Fragrances, Inc. (AMEX:TFF) since June 1998 and also serves on its audit committee, and been a director of e-Centives, Inc. (ECTV.OB) since August 2004. Mr. Deson earned his BS in Computer Technology and his MBA in Finance, both with Distinction from the University of Michigan, Ann Arbor.

         Following the Merger, our officers and directors will consist of the following people:

NAME                         AGE     POSITION(S)
----                         ---     -----------
Micha Auerbach               54      President (CEO) and Director
Eli Levy                     53      Vice President Research and Development
Eli Golan                    47      Chief System Integration and Applications
Jacob (Koby) Kamin           51      Operation Manager
Dr. Alexander Ayzenberg      56      Chief Scientist
Joseph (Yossi) Shekel        55      Director
Reuven Behar                 51      Chairman of the Board
Ron Levkovitch               47      Director
Sean Deson                   41      Director

Micha Auerbach co-founded Hi-G in 1989 and has been its president since 1996.

Eli Levy has been the vice president of research and development of Hi-G since August 2004. Prior to joining Hi-G, he was the Development Manager of Tadiran Communications and of Bungee which are both companies focusing on vehicle and asset location management. Mr. Levy holds a BS. in Electrical Engineering from Tel Aviv University and an MS. in Computer Science from the Weizman Institute of Science, Rehovot.

Jacob (Koby) Kamin co-founded Hi-G in 1989. Previously he worked as vice president of product assurance at Techno-Vered Microelectronics with responsibility for the production of custom hybrids, military, medical components and devices. Prior to that he held key positions in quality assurance and reliability at Elisra Electronic Systems, Omikron Scientific, Laser Industries and others. Mr. Kamin holds a degree in Electronics from ORT College, Ramat-Gan, Israel, and also graduated in communication from the Israeli Defense Forces Academy and in CQT from the American Society of Quality Control.

Dr. Alexander Ayzenberg, our chief scientist, joined Hi-G in 1997, having previously worked at the R&D Institute for Control Computers in Severondenetsk, Ukraine. He graduated from the Moscow University, Faculty of Mechanics & Mathematics, with post-graduate studies at the Kiev Institute of Cybernetics. In 1982 he gained a Ph.D at Novosibirsk for his thesis of `Aggregate Method of Real-time Operating System Building.' Dr Ayzenberg is the author of 24 scientific articles and publications.

Joseph (Yossi) Shekel has been a director since March 2004. Since that date he has been operating director of Hi-G with responsibilities for product development and marketing. He is a private investor who has interests in a number of privately-held businesses. Since 1999 he has done business under the name of Summix Realty Development Co. in connection with a real estate investment on Long Island.

Reuven Behar has been a director of Hi-G since April 2004. He is a lawyer and partner of Fisher, Behar, Chen & Co. where he heads the litigation and anti-trust departments. Mr. Behar graduated with honors in 1980 from The Hebrew University of Jerusalem Law School.

Ron Levkovitch has been a director of Hi-G since April 2004. Mr. Leukovitch is a co-founder and since 1988 has been joint managing director of Epsilon, one of Israel's leading privately-owned investment firms, which specializes in capital market activities. Prior to joining Epsilon, Mr. Levkovitch was co-managing director of Zion Resources, a member of the Tel Aviv Stock Exchange and, before that, managing director of the mutual fund division of Consolidated Resources. Ron holds a BA in Economics from Tel-Aviv University.

Hi-G intends to hire a chief financial officer and a manager of its United States operations.

EXECUTIVE COMPENSATION (THE COMPANY AND HI-G)

         We currently have no employees, and Mr. Sean Deson, our president, is our only executive officer. Mr. Deson receives no compensation other than stock options we granted him in May 2004. See "Related Party Transactions." No employee's compensation exceeded $100,000 during the year ended December 31, 2004.

Summary Compensation Table (the Company)
----------------------------------------

ANNUAL COMPENSATION
                                                               All Other
Name and Principal Position             Year     Salary($)     Compensation ($)
---------------------------             ----     ---------     ----------------

Sean Deson,                             2004      $0.00        $0
President, secretary and treasurer      2003      $0.00        $0
                                        2002      $0.00        $26,800

         The following table sets forth the compensation of Hi-G's chief executive officer and four highest paid executive officers who earned more than $100,000 during its most recently completed fiscal year.

                        Summary Compensation Table (Hi-G)
                        ---------------------------------

ANNUAL COMPENSATION
                                                              All Other
Name and Principal Position             Year     Salary($)    Compensation ($)
---------------------------             ----     ---------    ----------------

Micha Auerbach,                         2004      $139,011     $51,211
President                               2003      $118,887     $76,109
                                        2002      $156,301     $0

Alon Zelzion,                           2004      $96,785      $18,000
General Manager                         2003      $0           $0
                                        2002      $0           $0

PRINCIPAL STOCKHOLDERS

         The following table provides information as of the Record Date and giving effect to the Closing of the Merger concerning the beneficial ownership of our common stock by each director, each person known by us to be the beneficial owner of at least 5% of any class of our Common Stock, and all executive officers and directors as a group.

                                      As of  the Record Date                       As of the Closing
                                   ------------------------------            --------------------------------
Name and Address of                Number of Shares    Percentage            Number of Shares      Percentage
Beneficial Owners                  of Common Stock(1)    of Class             of Common Stock        of Class
-------------------                ------------------  ----------            ----------------      ----------
Micha Auerbach                                0             0%                  4,920,783(2)           12%
16 Hacharoshet Street
Or-Yehuda, Israel 60375

Joseph (Yossi) Shekel                         0             0%                  7,093,850            17.3%
16 Hacharoshet Street
Or-Yehuda, Israel 60375

Reuven Behar                                  0             0%                    547,416             1.3%
16 Hacharoshet Street
Or-Yehuda, Israel 60375

Ron Levkovitch                                0             0%                    285,597                *
Hacharoshet Street
Or-Yehuda, Israel 60375

Michael Gardner                       3,223,160(3)       53.1%                  6,086,222(3)         13.9%
40 Wall Street, 58th Floor
New York, NY  10005

Sean Deson                              646,667(4)       10.8%                    646,667             1.6%
40 Wall Street, 58th Floor
New York, NY  10005

Richard F. Noll                         416,352(5)        7.8%                    416,352             1.0%
95 Parker Street
Newburyport, MA 01950

J.P. McCormick                          399,983           7.5%                    399,983             1.0%
95 Parker Street
Newburyport, MA 01950

All officers and directors as           646,667          10.8%                 13,494,313            32.4%
a group (one person as of
the Record Date and five persons
as of the Closing)

----------
 *  Less than 1%.

(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell our Common Stock. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or otherwise.

(2) Includes 50,000 shares reserved for the exercise of a convertible note.

(3) As of the Record Date, includes shares of Common Stock owned by Mr. Gardner and warrants to purchase 1,350,000 shares of Common Stock held by Baytree of which Mr. Gardner is the managing member. Of these warrants, 300,000 are exercisable at $1.187 per share, 300,000 are exercisable at $0.06 per share and 750,000 are exercisable at $2.00 per share. As of the Closing Date, also gives effect to 1,431,531 shares of Common Stock and 1,431,531 warrants exercisable at $1.00 to be issued to Baytree as a fee related to the Merger.

(4) Consists of 396,667 shares of Common Stock issuable upon exercise of vested options, and 250,000 shares issuable upon exercise of options which will vest on the Closing of the Merger. 500,000 of the options are exercisable at $.25 per share and 146,667 of the options are exercisable at $6.09 per share.

(5) Includes 16,352 shares of Common Stock owned by Mr. Noll's wife, as to which he disclaims beneficial ownership.

RELATED PARTY TRANSACTIONS

         As compensation for his services as our sole officer and director without cash compensation, in May 2004 we granted Mr. Deson five-year options to purchase 500,000 shares of our Common Stock exercisable at $.25 per share which was fair market value at the time of grant. One half of these shares were immediately vested, and the remainder will vest upon the completion of the Merger. We have not provided Mr. Deson with any other material compensation for serving as a director in more than two years.

         The Company receives all office space and services from Baytree for free. Additionally, Baytree and Mr. Gardner, played key roles in the structuring and negotiation of the Merger and will receive as a fee 1,431,531 shares of Common Stock and five year warrants to purchase 1,431,531 exercisable at $1.00 per share. As part of the Agreement, Baytree agreed to use its best efforts to provide $2,000,000 of future financing in the 18 month period following Closing and an affiliate of Baytree has significant power to enforce covenants in the Merger Agreement including those designed to enhance legal and corporate governance compliance. See "Description of the Merger." In December 2004,

Baytree renewed its consulting agreement with the Company which had expired in August 2004 and received 750,000 warrants exercisable at $2.00 per share. From time to time, Baytree, Mr. Gardner and Mr. Deson provide services, unrelated to the Company, to each other.

         Baytree LLC is an LLC controlled by Mr. Michael Gardner, managing member of Baytree, and was created for the sole purpose of acting as a party to the Agreement and being able to enforce various post-closing covenants. The Executive Committee provision may not be amended without a 75% vote of outstanding shares unless Baytree and Mr. Gardner beneficially own less than 250,000 shares of Common Stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         The following table sets forth, for the periods indicated, the range of quarterly high and low sales prices for our Common Stock which trades on the Over-the-Counter Bulletin Board under the symbol "AWLD.OB."

Common Stock                                High        Low
------------                                ----        ---
2005                                        $           $
----

2004
----
First Quarter                               $0.55       $0.20
Second Quarter                              $0.82       $0.23
Third Quarter                               $2.45       $0.38
Fourth Quarter                              $3.25       $1.65

2003
----
First Quarter                               $0.04       $0.03
Second Quarter                              $0.20       $0.03
Third Quarter                               $0.13       $0.08
Fourth Quarter                              $0.51       $0.08

Holders
-------

         As of the Record Date, there were 68 holders of record of our Common Stock holding 5,317,116 shares of Common Stock.

Dividend Policy
---------------

         We have never paid cash dividends on our Common Stock. Payment of dividends is within the discretion of board of directors and will depend upon our earnings, capital requirements and operating and financial condition.

DESCRIPTION OF SECURITIES

         As of the Record Date, the authorized capital of the Company consists of 50,000,000 shares of Common Stock, par value $0.001 per share and 500,000 shares of blank check preferred stock, par value $0.001 per share. Upon filing of the Amendment to our Certificate, the authorized capital of the Company will consist of 100,000,000 shares of common stock, par value $0.001 per share and 500,000 shares of preferred stock, par value $0.001 per share. Currently and as of the Record Date, there are 5,317,116 shares of Common Stock and no shares of preferred stock outstanding.

         The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as if declared by the board of directors of the Company and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Common stockholders do not have pre-emptive, subscription or conversion rights. There are no redemption provisions in the Company's Certificate. Holders of Common Stock are entitled to one vote per share on all matters which stockholders are entitled to vote upon at all meetings of the stockholders. The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares can elect all of the directors of the Company.

LITIGATION

We are not a party to any litigation.

EXHIBITS

     A.  Agreement and Plan of Merger
     B.  Form 10-KSB for the year ended December 31, 2003
     C.  Form 10-QSB for the quarter ended March 31, 2004
     D.  Form 10-QSB for the quarter ended June 30, 2004
     E.  Form 10-QSB for the quarter ended September 30, 2004
     F.  Form of Stockholder Consent
     G.  Hi-G Financial Statements

Dated:  February __, 2005                   By order of the Board of Directors


                                            /s/ Sean Deson
                                            ---------------------
                                            Sean Deson, President

                                                                       EXHIBIT G

                                  HI-G-TEK LTD.

                   INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                            AS OF SEPTEMBER 30, 2004

                                 IN U.S. DOLLARS

                                    UNAUDITED

                                      INDEX
                                                                    PAGE
                                                                    -----

CONSOLIDATED BALANCE SHEETS                                          2

CONSOLIDATED STATEMENTS OF OPERATIONS                                3

STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIENCY                    4

CONSOLIDATED STATEMENTS OF CASH FLOWS                                5

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                       6

                          - - - - - - - - - - - - - - -

                                                                   HI-G-TEK LTD.

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. DOLLARS

                                                                      SEPTEMBER 30,
                                                                          2004
                                                                      -------------
                                                                       UNAUDITED
                                                                      -------------
      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                           $    396,118
  Trade receivables (net of allowance for doubtful accounts, in the
    amount of $ 15,500 as of September 30, 2004)                           161,116
  Other accounts receivable and prepaid expenses                            42,880
  Inventories                                                              482,026
                                                                      ------------

Total current assets                                                     1,082,140
                                                                      ------------

SEVERANCE PAY FUND                                                         430,872
                                                                      ------------

PROPERTY AND EQUIPMENT, NET                                                193,067
                                                                      ------------

Total assets                                                          $  1,706,080
                                                                      ============

      LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Trade payables                                                      $    316,179
  Short-term bank credit                                                   186,822
  Other accounts payable and accrued expenses                            1,039,115
                                                                      ------------

Total current liabilities                                                1,542,116
                                                                      ------------

LONG-TERM LIABILITIES:
  Shareholders' loans                                                    3,636,468
  Accrued severance pay                                                    627,802
                                                                      ------------

Total long-term liabilities                                              4,264,270
                                                                      ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIENCY:
  Ordinary shares of NIS 0.1 par value:
    Authorized - 1,300,000 shares as of September 30, 2004;
    Issued and outstanding 1,197,956 as of September 30, 2004               33,147
  Preferred shares of NIS 0.1 par value:
    Authorized: ___ shares as of September 30, 2004;
    Issued and outstanding: 481,668 shares as of September 30, 2004         10,657
  Additional paid-in capital                                             7,507,173
  Receivables from shareholders                                           (107,002)
  Accumulated deficit                                                  (11,544,281)
                                                                      ------------

Total shareholders' deficiency                                          (4,100,306)
                                                                      ------------

Total liabilities and shareholders' deficiency                        $  1,706,080
                                                                      ============

The accompanying notes are an integral part of the consolidated financial statements.

                                                                   HI-G-TEK LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
U.S. DOLLARS

                                                                    NINE MONTHS
                                                                       ENDED
                                                                   SEPTEMBER 30,
                                                                       2004
                                                                   -------------
                                                                     UNAUDITED
                                                                   -------------

Revenues                                                            $ 1,216,748
Cost of revenues                                                      1,087,868
                                                                    -----------

Gross profit                                                            128,880
                                                                    -----------

Operating expenses:
  Research and development                                              715,053
  Selling and marketing                                                 107,638
  General and administrative                                            420,994
                                                                    -----------

Total operating expenses                                              1,243,685
                                                                    -----------

Operating loss                                                       (1,114,806)

Financial expenses, net                                                (404,166)
Other income                                                          1,670,728
                                                                    -----------

Net income                                                          $   151,756
                                                                    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                                                   HI-G-TEK LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

                        ORDINARY SHARES     PREFERRED SHARES   ADDITIONAL   DEFERRED      RECEIVABLES                     TOTAL
                     -------------------   -----------------    PAID-IN      STOCK          FROM       ACCUMULATED    SHAREHOLDERS
                      SHARES     AMOUNT    SHARES    AMOUNT     CAPITAL   COMPENSATION   SHAREHOLDERS    DEFICIT         EQUITY
                     ---------   -------   -------   -------   ---------- ------------   ------------  ------------    -----------
Balance as of
 January 1, 2004       628,356   $20,275        --        --   $5,294,440   $(88,443)     $      --    $(11,696,037)   $(6,469,765)

Conversion of
 convertible
 debentures            319,600     7,298        --        --      318,960         --             --              --        326,258
Issuance of
 Ordinary shares       250,000     5,574        --        --      244,426         --       (100,000)             --        150,000
Issuance of
 Preferred shares           --        --   481,668    10,657    1,649,347         --         (7,002)             --      1,653,002
Amortization of
 deferred stock
 compensation               --        --        --        --           --     88,443             --              --         88,443
Net income for
 the period                 --        --        --        --           --         --             --         151,756        151,756
                     ---------   -------   -------   -------   ----------   --------      ---------    ------------    -----------

Balance as of
 September 30, 2004  1,195,956   $33,147   481,668   $10,657   $7,507,173   $     --      $(107,002)   $(11,544,281)   $(4,100,306)
                     =========   =======   =======   =======   ==========   ========      =========    ============    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                                                   HI-G-TEK LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS
                                                                   NINE MONTHS
                                                                       ENDED
                                                                   SEPTEMBER 30,
                                                                       2004
                                                                   -------------
                                                                     UNAUDITED
                                                                   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                        $   151,756
  Adjustments required to reconcile
    net income to net cash used in operating activities:
    Depreciation                                                         26,702
    Waiver of shareholders' loans and accrued interest on loans      (1,670,728)
    Accrued interest on shareholders' loans                              75,716
    Accrued severance pay, net                                           39,999
    Severance pay fund                                                  (58,085)
    Increase in trade receivables, net                                  (39,396)
    Decrease in other accounts receivable and prepaid expenses           16,937
    Decrease in inventories                                              98,262
    Decrease in trade payables                                          (81,293)
    Decrease in other accounts payable and accrued expenses            (209,326)
    Amortization of beneficial conversion feature related to
      issuance of convertible debentures                                 84,959
    Amortization of compensation related to issuance of
      warrants to holders of convertible debentures                      84,959
    Amortization of deferred stock compensation                          88,443
                                                                    -----------

Net cash used in operating activities                                (1,391,095)
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                    (66,012)
                                                                    -----------

Net cash used in investing activities                                   (66,012)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in short-term bank credit                                    (41,784)
  Proceeds from Issuance of shares                                    1,803,002
                                                                    -----------

Net cash provided by financing activities                             1,761,218
                                                                    -----------

Increase (decrease) in cash and cash equivalents                        304,111
Cash and cash equivalents at the beginning of the year                   92,007
                                                                    -----------

Cash and cash equivalents at the end of the year                    $   396,118
                                                                    ===========

  Supplemental disclosure of non-cash flow
  investing and financing activities:
  Conversion of convertible debentures into Ordinary Shares         $   326,258
                                                                    ===========
  Issuance of shares against receivables from shareholders          $   107,002
                                                                    ===========


The accompanying notes are an integral part of the consolidated financial statements.

                                                                   HI-G-TEK LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 1:-      GENERAL

              a. Hi-G-Tek Ltd. (the "Company") is an Israeli corporation. The Company is engaged in the design and production of advanced microelectronics circuits. The Company is a leading developer and manufacturer of cost-effective tamper-proof Electronic Seals and RF Identification Tags for cargo security and asset protection applications.

                     The Company operates in Israel and markets its products mainly to customers in the United States and Israel.

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES

              The significant accounting policies applied in the annual financial statements of the Company as of December 31, 2003 are applied consistently in these financial statements.

              a.     Use of estimates:

                     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

              b. For further information, refer to the consolidated financial statements as of December 31, 2003.

              c.     Accounting for stock-based compensation:

                     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") and FASB No. Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" ("FIN No. 44") in accounting for its employee stock option plans. Under APB No. 25, when the exercise price of the Company's stock options is less than the market price of the underlying shares on the date of grant, compensation expense is recognized.

                                                                   HI-G-TEK LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

                     Under Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation ("SFAS No. 123"), pro forma information regarding net income and net earnings per share is required, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123.

                     The Company did not disclose pro-forma information due to its immateriality.

              d.     New Accounting Pronouncements:

                     In March 2004, the Financial Accounting Standards Board approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("EITF 03-1"). The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired.
                     The accounting provisions of EITF 03-1 are effective for all reporting periods beginning after June 15, 2004, while the disclosure requirements are effective only for annual periods ending after June 15, 2004. The does not believe the impact will be significant to the Company's overall results of operations or financial position.

NOTE 3:-      UNAUDITED INTERIM FINANCIAL STATEMENTS

              The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2004, are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2004.

NOTE 4:-      INVENTORIES

                                  SEPTEMBER 30,
                                      2004
                                  -------------
                                   UNAUDITED
                                  -------------
              Raw materials         $388,638
              Work-in-progress        77,403
              Finished products       15,985
                                    --------
                                    $482,026
                                    ========

                                                                   HI-G-TEK LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 5:-      SHARE CAPITAL

              a. During the year 2004, the Company issued 481,668 Preferred shares of NIS 0.1 par value each, at a price per share of $3 and $4.

              b. In February 2004, the Company issued 250,000 Ordinary shares of NIS 0.1 par value each, at a price per share of $1.

              c. In beginning of 2004, the holders of Convertible debentures has converted all convertibel debentures into 319,600 Ordinary Shares, as a result the Company has amotized immediately an outstanding balance of beneficial conversion feature in the amount of $84,959. In addition the holders of warrants detachable to such convertible debentures waived their rights for such warrants.

              d. During the year 2004, the Company has signed a service agreement with third party according to which the third party will provide to the Company certain design and development services. In addition, the Company is obligated to issue to the third party 50,000 Preferred Shares in consideration of $350,000. The actual issuance of Shares to the third party shall be made immediately following the completion of the obligations pursuant to the service agreement.

              e. In the beginning of 2004 the Company decided to adopt a key employee share incentive plan which provides for the grant by the Company of option awards to purchase up to an aggregate of 100,000 Ordinary A shares to officers, employees, directors and consultants of the Company, which is subject to Board of Directors approval.

                            - - - - - - - - - - - - -

                        HI-G-TEK LTD. AND ITS SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                            AS OF DECEMBER 31, 2003

                              IN U.S. DOLLARSINDEX
                                                                       PAGE
                                                                       ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                 2

CONSOLIDATED BALANCE SHEETS                                             3

CONSOLIDATED STATEMENTS OF OPERATIONS                                   4

STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIENCY                       5

CONSOLIDATED STATEMENTS OF CASH FLOWS                                 6 - 7

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                        8 - 19


                          - - - - - - - - - - - - - - -

[ERNST & YOUNG LOGO]

                                     DRAFT


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                             TO THE SHAREHOLDERS OF

                                  HI-G-TEK LTD.

       We have audited the accompanying consolidated balance sheets of Hi-G-Tek Ltd. (the "Company") and its subsidiary as of December 31, 2002 and 2003, and the related consolidated statements of operations, changes in shareholders' deficiency and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 2002 and 2003, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

                                                            DRAFT

Tel-Aviv, Israel                                  KOST FORER GABBAY & KASIERER
 xxxxx, 2004                                    A Member of Ernst & Young Global

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA

                                                                      DECEMBER 31,
                                                               ---------------------------
                                                                   2002            2003
                                                               -----------    ------------
    ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                    $       656    $     92,007
  Trade receivables (net of allowance for doubtful accounts, in the amount of $0 and $15,500 as of
    December 31, 2002 and 2003, respectively)                      146,941         121,720
  Other accounts receivable and prepaid expenses                    67,639          59,817
  Inventories                                                      918,108         580,288
                                                               -----------    ------------

Total current assets                                             1,133,344         853,832
                                                               -----------    ------------

SEVERANCE PAY FUND                                                 320,016         372,787
                                                               -----------    ------------

PROPERTY AND EQUIPMENT, NET                                        204,275         153,757
                                                               -----------    ------------

Total assets                                                   $ 1,657,635    $  1,380,376
                                                               ===========    ============

    LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Trade payables                                               $   398,427    $    397,472
  Short-term bank credit                                           177,121         228,606
  Other accounts payable and accrued expenses                      984,073       1,248,440
                                                               -----------    ------------

Total current liabilities                                        1,559,621       1,874,518
                                                               -----------    ------------

LONG-TERM LIABILITIES:
  Shareholders' loans                                            4,850,339       5,231,480
  Convertible debentures                                                --         156,340
  Accrued severance pay                                            538,786         587,803
                                                               -----------    ------------

Total long-term liabilities                                      5,389,125       5,975,623
                                                                              ------------
                                                               -----------    ------------

SHAREHOLDERS' DEFICIENCY:
  Ordinary shares of NIS 0.1 par value:
    Authorized - 1,300,000 shares as of
    December 31, 2002 and 2003;
    Issued and outstanding - 617,887 and 628,356
    shares as of December 31, 2002 and 2003, respectively           20,060          20,275
  Additional paid-in capital                                     4,646,742       5,294,440
  Deferred stock compensation                                       (8,406)        (88,443)

  Accumulated deficit                                           (9,949,507)    (11,696,037)
                                                               -----------    ------------

Total shareholders' deficiency                                  (5,291,111)     (6,469,765)
                                                               -----------    ------------

Total liabilities and shareholders' deficiency                 $ 1,657,635    $  1,380,376
                                                               ===========    ============

The accompanying notes are an integral part of the consolidated financial statements.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
U.S. DOLLARS

                                                      YEAR ENDED DECEMBER 31,
                                           -----------------------------------------
                                               2001          2002            2003
                                           -----------    -----------    -----------
Revenues                                   $ 1,520,623    $ 1,778,521    $ 1,360,978
Cost of revenues                             1,419,487      1,343,278      1,168,026
Inventory write-off                                 --             --        306,631
                                           -----------    -----------    -----------

Gross profit (loss)                            101,136        435,243       (113,679)
                                           -----------    -----------    -----------

Operating expenses:
  Research and development expenses, net     1,205,125        821,848        553,895
  Selling and marketing expenses               149,445        237,223         88,724
  General and administrative expenses          509,872        483,620        471,430
                                           -----------    -----------    -----------

Total operating expenses                     1,864,442      1,542,691      1,114,049
                                           -----------    -----------    -----------

Operating loss                              (1,763,306)    (1,107,448)    (1,227,728)

Financial expenses, net                        416,425        390,553        510,848
Other expenses                                      --             --          7,954
Equity in earnings (losses) of affiliate      (230,337)        78,764             --
                                           -----------    -----------    -----------

Net loss                                   $(2,410,068)   $(1,419,237)   $(1,746,530)
                                           ===========    ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

                                            ORDINARY SHARES        ADDITIONAL    DEFERRED                          TOTAL
                                          --------------------      PAID-IN        STOCK       ACCUMULATED      SHAREHOLDERS'
                                          SHARES      AMOUNT        CAPITAL    COMPENSATION       DEFICIT         DEFICIENCY
                                          -------    ---------     ----------  ------------    ------------     -------------
Balance as of January 1, 2001             442,860    $  16,335     $1,130,322    $      --     $ (6,120,202)    $(4,973,545)

  Deferred stock compensation             222,661     (222,661)            --
  Amortization of
   deferred stock compensation                 --           --             --       85,513               --          85,513
  Exercise of employee options              2,000           48             --           --               --              48
  Net loss                                     --           --             --           --       (2,410,068)     (2,410,068)
                                          -------    ---------     ----------    ---------     ------------     -----------

Balance as of December 31, 2001           444,860       16,383      1,352,983     (137,148)      (8,530,270)     (7,298,052)

  Amortization of
   deferred stock compensation                 --           --             --      128,742               --         128,742
  Conversion of convertible debentures     81,715        1,760      2,128,231           --               --       2,129,991
  Conversion of 51% of Tyden-Tek Inc.
   into Company's shares                   44,000          948        186,774           --               --         187,722
  Issuance of shares                       47,312          969        978,754           --               --         979,723
  Net loss                                     --           --             --           --       (1,419,237)     (1,419,237)
                                          -------    ---------     ----------    ---------     ------------     -----------

Balance as of December 31, 2002           617,887       20,060      4,646,742       (8,406)      (9,949,507)     (5,291,111)

  Deferred stock compensation                  --           --        292,528     (292,528)              --              --
  Amortization of
   deferred stock compensation                 --           --             --      212,491               --         212,491
  Issuance of shares                       10,469          215        169,802           --               --         170,017
  Beneficial conversion feature
   related to issuance of
   convertible debentures                      --           --         92,684           --               --          92,684
  Compensation related to
   issuance of warrants to holders of
   convertible debentures                      --           --         92,684           --               --          92,684
  Net loss                                     --           --             --           --       (1,746,530)     (1,746,530)
                                          -------    ---------     ----------    ---------     ------------     -----------

Balance as of December 31, 2003           628,356    $  20,275     $5,294,440    $ (88,443)    $(11,696,037)    $(6,469,765)
                                          =======    =========     ==========    =========     ============     ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS

                                                                           YEAR ENDED DECEMBER 31,
                                                                   -----------------------------------------
                                                                      2001           2002            2003
                                                                   -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                         $(2,410,068)   $(1,419,237)   $(1,746,530)
  Adjustments required to reconcile net loss to net cash used in operating activities:
    Depreciation                                                        91,534         70,281         48,935
    Amortization of compensation related to issuance of
      warrants to holders of convertible debentures                         --             --          7,725
    Amortization of beneficial conversion feature related to
      issuance of convertible debentures                                    --             --          7,725
    Accrued interest on shareholders' loans and debentures             400,402        353,215        387,799
    Accrued severance pay, net                                         (27,972)        (5,163)        (3,754)
    Capital loss (gain)                                                 (3,094)            --         12,904
    Decrease (increase) in trade receivables, net                      113,219        (66,676)        25,221
    Decrease (increase) in other accounts receivable and prepaid
      expenses                                                          (8,045)        49,475          7,822
    Decrease (increase) in inventories                                 (35,876)       (62,313)       337,820
    Increase (decrease) in trade payables                             (312,167)       178,380           (955)
    Increase (decrease) in other accounts payable and accrued
      expenses                                                         496,512       (404,800)       264,367
    Equity in losses (earnings) of affiliate                           230,337        (78,764)            --
    Amortization of deferred stock compensation                         85,513        128,742        212,491
                                                                   -----------    -----------    -----------

Net cash used in operating activities                               (1,379,705)    (1,256,860)      (438,430)
                                                                   -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from withdrawal of bank deposits                             14,728        250,000             --
  Purchase of property and equipment                                   (55,235)        (7,027)       (11,321)
  Proceeds from sale of property and equipment                          13,753             --             --
  Acquisition agreement of Tyden-Tek (1)                                    --        178,110             --
                                                                   -----------    -----------    -----------

Net cash provided by (used in) investing activities                    (26,754)       421,083        (11,321)
                                                                   -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in short-term bank credit, net                   (70,199)      (356,412)        51,485
  Proceeds from exercise of options to employees                            48             --             --
  Proceeds from issuance of shares                                          --      1,167,445        170,017
  Long-term shareholders' loans received                             1,500,000             --             --
  Proceeds from issuance of convertible debentures                          --             --        319,600
                                                                   -----------    -----------    -----------

Net cash provided by financing activities                            1,429,849        811,033        541,102
                                                                   -----------    -----------    -----------

Increase (decrease) in cash and cash equivalents                        23,390        (24,744)        91,351
Cash and cash equivalents at the beginning of the year                   2,010         25,400            656
                                                                   -----------    -----------    -----------

Cash and cash equivalents at the end of the year                   $    25,400    $       656    $    92,007
                                                                   ===========    ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS

                                                                      YEAR ENDED DECEMBER 31,
                                                               -----------------------------------
                                                                   2001          2002        2003
                                                               ------------   ----------   -------
Supplemental disclosure of cash flow activities:
  Cash paid during the year for:
    Interest                                                   $     31,786   $   15,018   $18,635
                                                               ============   ==========   =======

Supplemental disclosure of non-cash flow
 investing and financing activities:
   Conversion of convertible debentures into Ordinary Shares   $         --   $2,129,991   $    --
                                                               ============   ==========   =======

                                                                           YEAR ENDED
                                                                          DECEMBER 31,
                                                                              2002
                                                                          ------------
(1)  In February 2002, Tyden Group Inc. converted its holdings in
     Tyden-Tek Inc. into the Company's Ordinary shares. As a result,
     Tyden-Tek Inc. became a wholly-owned subsidiary of the Company.
     The fair value of the assets acquired and liabilities
     assumed was as follows:

     Working capital, excluding cash and cash equivalents                    162,107
     Property and equipment, net                                              27,865
                                                                           ---------

                                                                             189,972

     Issuance of shares                                                     (187,722)
     Investment in affiliate                                                (180,360)
                                                                           ---------

                                                                           $(178,110)
                                                                           =========

The accompanying notes are an integral part of the consolidated financial statements.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 1:-      GENERAL

              a. Hi-G-Tek Ltd. (the "Company") is an Israeli corporation. The Company is engaged in the design and production of advanced microelectronics circuits. The Company is a leading developer and manufacturer of cost-effective tamper-proof Electronic Seals and RF Identification Tags for cargo security and asset protection applications.

                     The Company operates in Israel and markets its products mainly to customers in the United States and Israel.

              b. In August 1999, the Company entered into an agreement with Tyden Group Inc. to incorporate Tyden-Tek Inc. ("Tyden-Tek") as a joint company, in order to market the Company's products in North America.

                     Tyden Group, which invested $ 2 million, held 51% of Tyden-Tek and the Company held 49%. The Company committed to give exclusivity to Tyden-Tek for selling its products and for any additional related activities in North America.

                     In February 2002, Tyden Group exchanged its 51% of Tyden-Tek for 7% of the Company (see also Note 11). Accordingly, commencing February 2002, the Company holds 100% of Tyden Tek. In 2002, Tyden-Tek ceased all of its business activities.

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES

              The consolidated financial statements are prepared according to United States generally accepted accounting principles ("U.S. GAAP").

              a.     Use of estimates:

                     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

              b.     Principles of consolidation:

                     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Intercompany transactions and balances have been eliminated upon consolidation.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              c.     Financial statements in U.S. dollars:

                     Most of the Company revenues are generated in U.S. dollars ("dollar"). In addition, a significant portion of the Company and its subsidiary's costs is incurred in dollars. The Company's management believes that the dollar is the primary currency of the economic environment in which the Company and its subsidiary operate. Thus, the functional and reporting currency of the Company and its subsidiary is the dollar.

                     Accordingly, the Company and its subsidiary's transactions and balances denominated in dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured into dollars in accordance with Statement of the Financial Accounting Standard No. 52 "Foreign Currency Translation" ("SFAS No.52"). All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies, are reflected in the statements of operations as financial income or expenses, as appropriate, and have not been material for all periods presented.

              d.     Cash equivalents:

                     Cash equivalents are short-term highly liquid investments that are readily convertible to cash with maturities of three months or less at the date acquired.

              e.     Inventories:

                     Inventories are stated at the lower of cost or market value.

                     Inventory write-offs and write-down provisions are provided to cover risks arising from slow-moving items or technological obsolescence. The Company and its subsidiary periodically evaluate the quantities on hand, relative to current and historical selling prices, and historical and projected sales volume and aging inventory. Based on this evaluation, provisions are made when required to write inventory down to its market prices. During the year 2003, the Company and its subsidiary wrote off excess of inventories.

                     During 2003, the Company wrote off an excess of inventory and obsolete inventory, in the amount of $ 306,631.

                     Cost is determined as follows:

                     Raw materials - on the basis of the "first-in, first-out" method.

                     Finished products and work in progress:

                     Materials and components - on the basis of the "first-in, first-out" method;

                     Labor and other costs - on the basis of computed manufacturing costs of the related inventory.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              f.     Property and equipment:

                     Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

                                                                     %
                                                                  -------
                     Computers and peripheral equipment           10 - 33
                     Office furniture and equipment                  7
                     Leasehold improvements                         10

              g.     Impairment of long-lived assets:

                     The Company and its subsidiary's long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2003, no impairment losses have been identified.

              h.     Severance pay:

                     The Company's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. The Company's liability for all of its employees is fully provided by monthly deposits for insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

                     The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of the policies and includes immaterial profits.

                     Severance pay expenses for the years ended December 31, 2001, 2002 and 2003, amounted to approximately $ 50,609, $ 25,625 and $ 38,972, respectively.

              i.     Revenue recognition:

                     Revenues from sales are recognized in accordance with Staff Accounting Bulletin No.104, "Revenue Recognition" ("SAB No.104"), when delivery has occurred, persuasive evidence of an agreement exists, the vendor's fee is fixed or determinable, no further obligation exists and collectibility is probable.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              j.     Research and development costs:

                     Research and development costs are charged to the statement of operations, as incurred. Grants are netted from research and developments costs, on an accrual basis, as the related expenses are incurred.

              k.     Income taxes:

                     The Company and its subsidiary account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). This Statement prescribes the use of the liability method, whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiary provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

              l.     Fair value of financial instruments:

                     The Company and its subsidiary, in estimating the fair value of their financial instruments, used the following methods and assumptions for disclosures of financial instruments:

                     The carrying amounts reported in the balance sheet for cash and cash equivalents, trade receivables, short-term bank credit and trade payables approximate their fair values due to the short-term maturities of such instruments.

              m.     Concentrations of credit risk:

                     Financial instruments that potentially subject the Company and its subsidiary to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables.

                     Cash and cash equivalents are invested in deposits with major Israeli banks. Management believes that the financial institutions that hold the Company's investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

                     The trade receivables of the Company are mainly derived from sales to customers located primarily in the United States and Israel. Management believes that credit risks are moderated by the diversity of its end customers and geographical sales areas. The Company performs ongoing credit evaluations of its customers' financial condition. An allowance for doubtful accounts is determined with respect to those accounts that the Company has determined to be doubtful of collection.

                     The Company and its subsidiary had no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              n.     Accounting for stock-based compensation:

                     The Company accounts for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25) and FASB interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" ("FIN No. 44") in accounting for its employee stock options. Under APB No. 25, when the exercise price of the employee's options equals or is higher than the market price of the underlying Company share on the date of grant, no compensation expense is recognized.

                     The Company adopted the disclosure provisions of Financial Accounting Standards Board Statement No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), which amended certain provisions of Statement of Financial Accounting Standard No.123 "Accounting for Stock-Based Compensation" ("SFAS No. 123") to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, effective as of the beginning of the fiscal year. The Company continues to apply the provisions of APB No. 25, in accounting for stock-based compensation.

                     The Company did not disclose the pro-forma information due to immateriality.

              o.     Recent accounting pronouncements

                     In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equities," which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equities. SFAS No. 150 applies specifically to a number of financial instruments that issuers have historically presented in their financial statements as equity, or between the liabilities and equity sections of the balance sheet, rather than as liabilities. Generally, SFAS No. 150 is effective for financial instruments issued or modified after May 31, 2003 and is otherwise effective for interim periods beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an effect on the Company's financial statements.

                     In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS No. 146 supercedes previous accounting guidance provided by the EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." EITF Issue No. 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Early application is permitted. The adoption of SFAS No. 146 by the Company does not have a material impact on the Company's financial position, results of operations, or cash flows.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 3:-      OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

                                                          DECEMBER 31,
                                                    -----------------------
                                                       2002         2003
                                                    ----------   ----------

              Participation and grants receivable   $    8,040   $       --
              Government institutions                   49,195       28,480
              Prepaid expenses                          10,404        2,805
              Supplier advances                             --       28,532
                                                    ----------   ----------

                                                    $   67,639   $   59,817
                                                    ==========   ==========

NOTE 4:-      INVENTORIES

              Raw materials                         $  696,111   $  433,095
              Work-in-progress                          55,249      108,508
              Finished products                        166,748       38,685
                                                    ----------   ----------

                                                    $  918,108   $  580,288
                                                    ==========   ==========

NOTE 5:-      PROPERTY AND EQUIPMENT

              Composition of assets, grouped by major classifications, is as follows:

                                                          DECEMBER 31,
                                                    -----------------------
                                                       2002         2003
                                                    ----------   ----------
              Computers and peripheral equipment    $  653,147   $  655,693
              Office furniture and equipment            97,997       88,946
              Leasehold improvements                    66,554       66,554
                                                    ----------   ----------

                                                       817,698      811,193
              Less - accumulated depreciation          613,423      657,436
                                                    ----------   ----------

              Depreciated cost                      $  204,275   $  153,757
                                                    ==========   ==========

NOTE 6:-      OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

              Customer advances                     $  606,836   $  870,298
              Employees and payroll accruals           215,677      231,565
              Accrued expenses                          92,542      113,405
              Government institutions                   64,934       19,390
              Other liabilities                          4,084       13,782
                                                    ----------   ----------

                                                    $  984,073   $1,248,440
                                                    ==========   ==========

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 7:-      SHORT-TERM BANK CREDIT


              a. As of December 31, 2003, the Company had authorized credit lines in the amount of $ 251,199, out of which $ 159,854 is denominated in NIS and bears interest at the rate of 9%, and $ 91,345 is denominated also in NIS and bears interest at the rate of 8%. The weighted average interest rate on the credit lines as of December 31, 2003 was approximately 8.5%.

              b.     As for charges, see Note 10f.


NOTE 8:-      SHAREHOLDERS' LOANS

              a.     Composition:

                                     ANNUAL                         DECEMBER 31,
                                    INTEREST    PAYABLE     ----------------------------
                     LENDER           RATE         ON         2002             2003
                     ------         --------    -------     ----------    ----------
                     Maharba Inc.      7.5%      01.03.05   $3,692,704    $3,969,656
                     Maharba Inc.        9%      01.03.05    1,101,899     1,201,071
                     Auerbach Micha      9%      01.03.05       55,736        60,753
                                                            ----------    ----------

                                                            $4,850,339    $5,231,480
                                                            ==========    ==========

              b. The loans from Maharba Inc. are linked to the exchange rate of the U.S. dollar. The linkage differences are paid on the repayment date of the loans.

                     The total interest accumulated to the date of the financial statements is in the amount of $ 1,440,870.

                     During 2004, the Company reached an agreement with Maharba Inc., in order to modify the terms of the outstanding loans. According to the agreement, the loan holder waived the interest accrued, the interest rate reduced to 2.5% and the date of repayment was delayed to a period commencing in January 2009, per the timetable described in the agreement. As a result, the loans are set in the amount of $3.5 million

              c. The loan from Mr. Auerbach Micha is linked to the exchange rate of the U.S. dollar. The linkage differences are paid on the repayment date of the loan.

                     The total interest accumulated at the date of the financial statements, is in the amount of $ 10,752.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 9:-      CONVERTIBLE DEBENTURES

              Pursuant to the terms of an agreement dated July 31, 2003, the Company issued and sold to a group of existing investors an aggregate principal amount of 5% secured convertible debentures in the amount of $319,600 due July 31, 2008. These debentures are convertible at any time prior to July 31, 2005 at a conversion price of $1.00 per share, or a maximum aggregate of 319,600 Ordinary Shares. During the year 2004, all convertible debentures were converted into Ordinary Shares.

              In determining whether the convertible debentures include a beneficial conversion feature in accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Continently Adjustable Conversion Ratios" and EITF 00-27, the total proceeds were allocated to the convertible debentures and the detachable warrants based on their relative fair values. In connection with these convertible debentures, the Company will record financial expenses of $92,684 with respect to the beneficial conversion feature. The $92,684 is amortized from the date of issuance to the date of the actual conversion in the year 2004 as financial expenses.

              As part of the agreement, the Company has granted to the holder of convertible debentures warrants to purchase an aggregate 319,600 Ordinary Shares from any time prior to July 31, 2005 at an exercise price of $1.00 per share.

              In connection with these warrants, the Company recorded a deferred debt discount of $92,684, which will be amortized ratably over the life of the convertible debentures (3 years). This transaction was accounted according to APB No. 14 "Accounting for Convertible debt and Debt Issued with Stock Purchase Warrants" and Emerging Issue Task Force No. 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" ("EITF 00-27"). The fair value of these warrants was determined using Black-Scholes pricing model, assuming a risk-free interest rate of 1.8%, a volatility factor 50%, dividend yields of 0% and a contractual life of 2 years.

              During 2003 the Company recorded an expense of $15,504, of which $7,752 was attributable to amortization of the debt discount over their term and $7,752 was attributable to amortization due to beneficial conversion feature. Those expenses were included in the financial expenses.


NOTE 10:-     CONTINGENT LIABILITIES AND COMMITMENTS

              a. The Company entered into four contracts with the Chief Scientist of the Government of Israel and received grants totaling $ 386,364 for funding research and development projects in digital communication and fueling system, for which the approved budget totals $ 1,009,259.

                     The Company has an obligation to pay royalties at the rate of 2%-3% on the sales derived from the applicable products being developed within the framework of such research and development projects up to an amount equal to 100% of the grant received, linked to the exchange rate of the U.S. dollar.

                     As of December 31, 2003, the Company had an outstanding contingent liability to pay royalties in the amount of $ 350,449.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 10:-     CONTINGENT LIABILITIES AND COMMITMENTS (CONT.)

                     The obligation to pay these royalties is contingent on actual sales of the products and in the absence of such sales no payment is required.

              b. The Company entered into two contracts with the BIRD Fund ("BIRD-F") and received grants totaling $ 669,198 for funding research and development projects in Electronic Active Tags and Fiber Optic Seals for which the approved budget totals $ 1,297,620.

                     The Company has an obligation to pay royalties at the rate of 5% on the sales derived from the applicable products being developed within the framework of such research and development projects up to an amount equal to 100% of the grant received, linked to the U.S. Consumer Price Index.

                     As of December 31, 2003, the Company had an outstanding contingent liability to pay royalties in the amount of $ 609,869. The obligation to pay these royalties is contingent on actual sales of the products and in the absence of such sales no payment is required.

              c. The Company entered into contract with the CIIRD Fund ("CIIRD-F") and received grants totaling $ 169,855 for funding research and development projects in Fleet Performance Recording and Analysis (performed with GMSI Inc.) for which the approved budget totals $ 339,709.

                     The Company has an obligation to pay royalties at the rate of 1.5% on the sales derived from the applicable products being developed within the framework of such research and development projects up to an amount equal to 100% of the grant received.

                     As of December 31, 2003, the Company had an outstanding contingent liability to pay royalties in the amount of $ 169,855.

                     The obligation to pay these royalties is contingent on actual sales of the products and in the absence of such sales no payment is required.

              d. The Company entered into a license agreement with Battelle Memorial Institute ("BMI"), which grants the Company the exclusive right to use the patent "Electronic Security Device" in its products.

                     The Company has an obligation to pay royalties at the rate of 2% on the sales derived from the license agreement at a minimum of $ 35,000 per annum.

              e. The Company entered into a contract with Maharba Inc., and received grants totaling $ 570,000 for funding research and development project in Chip-Set for which the approved budget is in the amount of $ 700,000.

                     The Company has an obligation to pay royalties at the rate of 5%-10% on the sales derived from the applicable products being developed within the framework of such research and development project up to an amount of $ 3,500,000.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 10:-     CONTINGENT LIABILITIES AND COMMITMENTS (CONT.)

                     The obligation to pay these royalties is contingent on actual sales of the products and in the absence of such sales no payment is required.

              f. The Company operates from leased premises in Israel. The leases expire through September 2005 (with renewal options). The Company rents their vehicles under operating lease agreements that expire on various dates, the latest of which is in 2007.

                     Annual minimum future rental payments due under the above agreements, at the exchange rate in effect on December 31, 2003, are approximately as follows:

                     2004               $ 90,000
                     2005               $ 67,500
                                        --------

                                        $157,500
                                        ========

                     For the years ended December 31, 2001, 2002 and 2003, rent expenses were $ 200,578, $ 205,971 and $ 159,826, respectively.

              g. As collateral for the Company's liabilities to the bank, all of the assets, bank deposits, share capital, goodwill and insurance rights were pledged in an unlimited amount.


NOTE 11:-     SHAREHOLDERS' DEFICIENCY

              Share capital

              The Ordinary shares confer upon their holders the right to receive notice to participate and vote in general meetings of the Company, and the right to receive dividends, if declared.

              Ordinary A shares has the same rights as Ordinary shares except for the right to vote in the shareholders' meeting.

              On February 27, 2000, the Company signed an agreement with Tyden Group Inc., according to which the Company issued 6.5% U.S. dollar-linked convertible debentures, due February 27, 2005, in the aggregate principal amount of $ 2,000,000.

              Tyden Group also had the option to exchange its 51% in the jointly-held marketing company, Tyden Tek Inc., for an additional 44,000 of the Company's Ordinary shares.


              In February 2002, Tyden Group converted its debentures into 81,715 Ordinary shares. The Company issued an additional 44,000 shares, in exchange for Tyden Group's 51% in Tyden-Tek (see also Note 1).

              As a result a sum of $ 2,129,991 that had been recorded in convertible debenture was recorded as share capital ($ 2,708), APIC ($ 2,315,005).

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 11:-     SHAREHOLDERS' DEFICIENCY (CONT.)


              On April 25, 2002, the Company signed an agreement with an investor, according to which the Company issued 47,312 Ordinary shares, in an amount of $ 979,723.

              On February 10, 2003, the Company signed an agreement with three of the existing shareholders, to invest an amount of $ 170,017 for the issuance of 10,469 Ordinary shares.

              The Company adopted a key employee share incentive plans which provides for the grant by the Company of option awards to purchase up to an aggregate of 70,000 Ordinary A shares to officers, employees, directors and consultants of the Company. The options vest ratably over vesting periods ranging from one to three years. The options expire 6 to 8 years from the date of issuance. The incentive plan provides for the grant of options equal in the amount of up to 7% of the Company's share capital on a diluted basis.

              Transactions related to the share incentive plan during the years ended December 31, 2001, 2002 and 2003, and the weighted average exercise prices per share at the date of grant, are summarized as follows:

                                                                           DECEMBER 31,
                                               -------------------------------------------------------------------------
                                                      2001                     2002                       2003
                                               --------------------     ---------------------     ----------------------
                                                           WEIGHTED      AMOUNT      WEIGHTED      AMOUNT       WEIGHTED
                                                           AVERAGE                   AVERAGE                    AVERAGE
                                                           EXERCISE                  EXERCISE                   EXERCISE
                                               AMOUNT       PRICE       AMOUNT        PRICE       AMOUNT         PRICE
                                               ------      --------     ------       --------     ------        --------
                                                               $                        $                          $
                                               ------      --------     ------       --------     ------        --------
              Options outstanding at the       41,540         0.02      52,057         0.02       52,057          0.02
                beginning of the year
              Granted                          14,600         0.02          --           --       18,845
              Exercised                        (2,000)        0.02          --           --           --
              Forfeited                        (2,083)                      --           --       (3,650)
                                               ------                   ------                    ------
              Options outstanding at the
                end of the year                52,057        $0.02      52,057        $0.02       67,252         $0.02
                                               ======        =====      ======        =====       ======         =====

              Options exercisable at the
                end of the year                42,645        $0.02      49,795        $0.02       55,013         $0.02
                                               ======        =====      ======        =====       ======         =====

              The weighted average remaining contractual life of the options outstanding as of December 31, 2003, is 3.6 years.

              The amounts of deferred stock compensation recognized arising from the difference between the exercise price and the fair market value on the date of the grant of $ 222,661, $ 0, $ 292,528 for options granted in the years ended December 31, 2001, 2002 and 2003, are included in shareholders' deficiency and are amortized over the vesting periods of the options according to APB No. 25. Under APB No. 25, the amortization of deferred compensation expense for the years ended December 31, 2001, 2002 and 2003 amounted to $ 85,513, $ 128,742 and $ 212,491, respectively.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 12:-     RESEARCH AND DEVELOPMENT EXPENSES, NET

                                                       YEAR ENDED
                                                      DECEMBER 31,
                                                  -------------------
                                                    2002       2003
                                                  --------   --------
              Research and development expenses   $991,848   $553,895
              Less - royalty-bearing grant         170,000         --
                                                  --------   --------

                                                   821,848    553,895
                                                  ========   ========

NOTE 13:-     TAXES ON INCOME

              a.     Tax reform:

                     On July 24, 2002, Amendment 132 to the Israeli Income Tax Ordinance ("the Amendment") was approved by the Israeli parliament and came into effect on January 1, 2003. The principal objectives of the Amendment were to broaden the categories of taxable income and to reduce the tax rates imposed on the employees' income.

                     The material consequences of the Amendment applicable to the Company include, among other things, imposing a tax upon all income of Israeli residents, individuals and corporations, regardless of the territorial source of income and certain modifications in the qualified taxation tracks of employee stock options.

              b. Measurement of taxable income under the Income Tax (Inflationary Adjustments) Law, 1985:

                     Results for tax purposes are measured and reflected in real terms in accordance with the change in the Israeli Consumer Price Index ("CPI"). As explained in Note 2c, the consolidated financial statements are presented in dollars. The differences between the change in the Israeli CPI and in the NIS/U.S. dollar exchange rate cause a difference between taxable income or loss and the income or loss before taxes reflected in the consolidated financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Company has not provided deferred income taxes on this difference between the reporting currency and the tax bases of assets and liabilities.

              c. As of December 31, 2003, the Company has available carryforward tax losses and deductions amounting to $ 9,652,000. No deferred income taxes were recorded in the financial statements in respect of such carryforward tax losses due to uncertainty as to the realization of such deferred taxes.

                     The U.S. subsidiary's carryforward tax losses through December 31, 2003, amounted to approximately $ 1,693,330. These losses are available to offset any future U.S. taxable income of the U.S. subsidiary and will expire in the years 2020 through 2023. In light of the subsidiary's recent history of operating losses, the Company has recorded a valuation allowance for all its deferred tax assets.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 13:-     TAXES ON INCOME (CONT.)

                     Utilization of U.S. net operating losses may be subject to substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitations may result in the expiration of net operating losses before utilization.

              d.     Deferred income taxes:

                     Deferred income taxes reflect the net tax effects of net operating loss carryforward between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets resulting from tax loss carryforward are as follows:

                                                            DECEMBER 31,
                                                     --------------------------
                                                         2002           2003
                                                     -----------    -----------
                     Net operating
                      loss carryforward              $ 3,622,566    $ 4,084,269
                     Reserves and allowances             254,084        236,339
                                                     -----------    -----------


                     Net deferred tax
                      asset before
                      valuation allowance              3,876,650      4,320,608
                     Valuation allowance              (3,876,650)    (4,320,608)
                                                     -----------    -----------
                                                     $        --    $        --
                                                     ===========    ===========

                     The Company and its subsidiary provided valuation allowances in respect of deferred tax assets resulting from tax loss carryforwards and other temporary differences. Management currently believes that it is more likely than not that the deferred tax regarding the loss carryforwards and other temporary differences will not be realized. The change in the valuation allowance as of December 31, 2003 was $ 443,958.

              e. The Company's total loss before provision for income taxes is as follows:

                                                 YEAR ENDED DECEMBER 31,
                                        ---------------------------------------
                                            2001         2002           2003
                                        -----------   -----------   -----------

                     Domestic (Israel)  $(2,410,068)  $(1,378,226)  $(1,603,504)
                     Foreign                     --       (41,011)     (143,026)
                                        -----------   -----------   -----------

                                        $(2,410,068)  $(1,419,237)  $(1,746,530)
                                        ===========   ===========   ===========

              f. The main reconciling items between the statutory tax rate of the Company and the effective tax rate are the non-recognition of the benefits from accumulated net operating losses carry forward among the various subsidiaries worldwide due to the uncertainty of the realization of such tax benefits.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 14:      OPERATING SEGMENTS AND GEOGRAPHICAL INFORMATION

              a.     Summary information about geographical areas:

                     Based on the information provided to the Company's chief operating decision maker for purposes of making decisions about allocating resources and assessing performance, the Company's continuing operations have been classified into a single segment. The Company operates primarily in two geographical regions: Israel and the United States. Revenues (based on the location of the customer) and long-lived assets by geographic regions are as follows:

                                                        YEAR ENDED
                                                       DECEMBER 31,
                                          --------------------------------------
                                             2001          2002          2003
                                          ----------    ----------    ----------

                     Revenues:
                         Israel           $1,042,000     1,011,000       553,000
                         United States       478,623       767,521       807,978
                                          ----------    ----------    ----------


                                          $1,520,623    $1,778,521    $1,360,978
                                          ==========    ==========    ==========

                     Long-Lived Assets:
                         Israel              240,333       180,423       145,986
                         United States            --        23,852         7,771
                                          ----------    ----------    ----------

                     Total
                      long-lived assets      240,333       204,275       153,757
                                          ==========    ==========    ==========

b. Major customer data as a percentage of total revenues:

                                                        YEAR ENDED
                                                       DECEMBER 31,
                                          --------------------------------------
                                             2001          2002          2003
                                          ----------    ----------    ----------
                          Customer A          27%           27%           48%
                          Customer B          18%           24%            8%
                          Customer C          19%           22%           27%

NOTE 15:      SUBSEQUENT EVENT

              a. During the year 2004, the Company issued 481,668 Preferred shares of NIS 0.1 par value each, at a price per share of $3 and $4.

              b. In February 2004, the Company issued 250,000 Ordinary shares of NIS 0.1 par value each, at a price per share of $1.

              c. In beginning of 2004, the holders of Convertible debentures has converted all convertibel debentures into 319,600 Ordinary Shares, as a result the Company has amortized immediately an outstanding balance of beneficial conversion feature in the amount of $84,959. In addition the holders of warrants detachable to such convertible debentures waived their rights for such warrants.

                                                HI-G-TEK LTD. AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 15:      SUBSEQUENT EVENT (CONT.)

              d. During the year 2004, the Company has signed a service agreement with third party according to which the third party will provide to the Company certain design and development services. In addition, the Company is obligated to issue to the third party 50,000 Preferred Shares in consideration of $350,000. The actual issuance of Shares to the third party shall be made immediately following the completion of the obligations pursuant to the service agreement.

              e. In the beginning of 2004 the Company decided to adopt a key employee share incentive plans which provides for the grant by the Company of option awards to purchase up to an aggregate of 100,000 Ordinary A shares to officers, employees, directors and consultants of the Company, which is subject to Board of Directors approval.